As filed with the Securities and Exchange Commission on September 27, 2002
                                                      Registration No. 333-86650
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

TEPPCO PARTNERS, L.P.                                                  DELAWARE                            76-0291058
TE PRODUCTS PIPELINE COMPANY,                                          DELAWARE                            76-0329620
LIMITED PARTNERSHIP
TCTM, L.P.                                                             DELAWARE                            76-0595522
TEPPCO MIDSTREAM COMPANIES, L.P.                                       DELAWARE                            76-0692243
JONAH GAS GATHERING COMPANY                                            WYOMING                             83-0317360
(Exact name of registrant as specified in its charter)     (State or other jurisdiction of     (I.R.S. Employer Identification No.)
                                                           incorporation or organization)

                               2929 ALLEN PARKWAY
                                  P.O. BOX 2521
                            HOUSTON, TEXAS 77252-2521
                                 (972) 699-4062
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  JAMES C. RUTH
                               2929 ALLEN PARKWAY
                                  P.O. BOX 2521
                            HOUSTON, TEXAS 77252-2521
                                 (713) 759-3636
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                 JOHN A. WATSON
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                                HOUSTON, TX 77010
                                 (713) 651-5151

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                              PURPOSE OF AMENDMENT


TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

         Pursuant to the Registration Statement on Form S-3 (File No. 333-86650) (the "Registration Statement"), the Registrants registered Limited Partnership Units, Debt Securities and Guarantees of Debt Securities up to a maximum aggregate offering price of $1,000,000,000. On July 16, 2002, $90,450,000 of
Limited Partnership Units were sold pursuant to the Registration Statement. On August 14, 2002, $5,276,250 of Limited Partnership Units were sold pursuant to the Registration Statement. On September 10, 2002, $112,936,000 of Limited Partnership Units were sold pursuant to the Registration Statement. On September 19, 2002, $16,940,400 of Limited Partnership Units were sold pursuant to the Registration Statement. The Registrants do not intend to sell any more of the registered securities pursuant to the Registration Statement, and the offering contemplated by the Registration Statement has terminated. Pursuant to the undertakings in Item 17 of the Registration Statement, the Registrants are removing from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, all of the $774,397,350 remaining securities registered under the Registration Statement.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of September, 2002.

                           TEPPCO PARTNERS, L.P.,
                           by Texas Eastern Products Pipeline Company, LLC, as General Partner

                           By:   /s/ CHARLES H. LEONARD
                              -------------------------------------------------
                                              Charles H. Leonard
                              Senior Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 26th day of September, 2002.

                SIGNATURE                                   POSITION WITH THE GENERAL PARTNER
                ---------                                   ---------------------------------
            /s/ BARRY R. PEARL                            President and Chief Executive Officer
  --------------------------------------                      (Principal Executive Officer)**
               Barry R. Pearl

          /s/ CHARLES H. LEONARD                     Senior Vice President and Chief Financial Officer
  --------------------------------------                (Principal Financial and Accounting Officer)**
             Charles H. Leonard

                     *                          Chairman of the Board of Texas Eastern Products Pipeline
  --------------------------------------                               Company, LLC
                Jim W. Mogg

                     *                           Director of Texas Eastern Products Pipeline Company, LLC
  --------------------------------------
               Milton Carroll

                     *                           Director of Texas Eastern Products Pipeline Company, LLC
  --------------------------------------
              Derrill Cody

                     *                           Director of Texas Eastern Products Pipeline Company, LLC
  --------------------------------------
            John P. DesBarres

                     *                           Director of Texas Eastern Products Pipeline Company, LLC
  --------------------------------------
               Fred J. Fowler

                     *                           Director of Texas Eastern Products Pipeline Company, LLC
  --------------------------------------
               Mark A. Borer

                     *                           Director of Texas Eastern Products Pipeline Company, LLC
  --------------------------------------
            William W. Slaughter

                                                 Director of Texas Eastern Products Pipeline Company, LLC
  --------------------------------------
               R. A. Walker


                        *By:            /s/ CHARLES H. LEONARD
                            ---------------------------------------------------
                                           Charles H. Leonard,
                        as attorney-in- fact for the persons indicated pursuant
                        to  powers of attorney dated April 19, 2002.

----------

** Also as director of TEPPCO GP, Inc., the general partner of each of TE Products Pipeline Company, Limited Partnership, TCTM, L.P. and TEPPCO Midstream Companies, L.P. and the managing general partner of Jonah Gas Gathering Company.